NEWS
INVESTOR CONTACT: (818) 225-3550
David Bigelow or Lisa Riordan

MEDIA CONTACT: (800)796-8448

COUNTRYWIDE REPORTS JULY 2005 OPERATIONAL DATA
– SERVICING PORTFOLIO REACHES $991 BILLION –
– MORTGAGE LOAN PIPELINE STANDS AT $77 BILLION –
– TOTAL ASSETS AT COUNTRYWIDE BANK REACH $70 BILLION –
CALABASAS, CA (August 10, 2005) – Countrywide Financial Corporation (NYSE: CFC) released operational data for the month ended July 31, 2005. Highlights included the following:
•	Mortgage loan fundings for the month of July totaled $44 billion, an increase of 48 percent from July 2004. Year-to-date mortgage loan fundings were $256 billion.
–	Monthly purchase volume of $21 billion was 20 percent higher than July 2004. Year-to-date purchase activity totaled $123 billion.

–	Adjustable-rate loan fundings for the month reached $23 billion, rising 37 percent from July 2004. Year-to-date adjustable-rate fundings totaled $139 billion.

–	Monthly home equity loan fundings for July increased by 28 percent from July 2004 to reach $3.6 billion, bringing year-to-date home equity production to $23 billion.

–	Nonprime loan fundings totaled $3.7 billion in July, a decline of 3 percent from July 2004. This brought year-to-date nonprime fundings to $24 billion.

–	Countrywide Bank funded $3.0 billion of pay-option ARM loans and $0.5 billion of interest-only loans during the month of July 2005. On a consolidated basis, Countrywide funded $8.6 billion in pay-option ARM loans and $8.3 billion in interest-only loans for the month of July 2005.

–	It should be noted that the various mortgage loan funding categories listed above are not mutually exclusive and will not necessarily equal 100 percent of total fundings.
•	Average daily mortgage loan application activity in July was $3.0 billion, 48 percent greater than the July 2004 level. The mortgage loan pipeline increased by 60 percent from July 2004 to reach $77 billion at July 31, 2005.

•	The mortgage loan servicing portfolio continued to rise, reaching $991 billion at July 31, 2005, an increase of $244 billion, or 33 percent, from July 2004.

•	Total assets at Countrywide Bank reached $70 billion at July 31, 2005, an increase of 143 percent, or $41 billion, from July 2004.
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•	Securities trading volume at Capital Markets totaled $296 billion in July, 11 percent higher than July 2004. Year-to-date securities trading volume surpassed $2.0 trillion.

•	Monthly net earned premiums from the Insurance segment were $82 million, up 21 percent from July 2004. Year-to-date net earned premiums totaled $497 million.

•	Subservicing volume at Global Home Loans was $106 billion at July 31, 2005, down 4 percent from July 2004.
“Countrywide began the second half of 2005 with solid operational performance for the month of July,” said Stanford L. Kurland, President and Chief Operating Officer. “Production highlights included $44 billion in mortgage loan fundings, led by robust growth in purchase, adjustable-rate and home equity production on a year-over-year basis. August began with a $77 billion pipeline of mortgage loan applications-in-process, indicative of continued strong mortgage loan production for the near-term. The servicing portfolio of $991 billion is poised to exceed the $1 trillion mark, which positions the servicing sector to perform well in a rising rate environment. Inside Mortgage Finance recently reported that Countrywide expanded its lead as the #1 mortgage originator and servicer, with origination share reaching 15.6 percent for the second quarter of 2005 and servicing share increasing to 11.4 percent at June 30, 2005. Total assets at Countrywide Bank reached $70 billion at July month-end, creating a larger base from which to generate net interest income. Both the Capital Markets and Insurance segments produced strong year-over-year operational growth.”
Founded in 1969, Countrywide Financial Corporation is a member of the S&P 500, Forbes 2000 and Fortune 500. Through its family of companies, Countrywide provides mortgage banking and diversified financial services. Mortgage banking businesses include loan production and loan servicing principally through Countrywide Home Loans, Inc., which originates, purchases, securitizes, sells, and services prime and nonprime mortgage loans. Also included in Countrywide’s mortgage banking segment is the LandSafe group of companies which provide loan closing services. Diversified financial services encompass banking, capital markets, insurance, and global operations, largely through the activities of Countrywide Bank, a division of Treasury Bank, N.A., a bank offering depository and home loan products; Countrywide Capital Markets, a mortgage-related investment banker; Balboa Insurance Group, whose companies are national providers of property, life and casualty insurance; Balboa Reinsurance, a captive mortgage reinsurance company; and Global Home Loans, a U.K. mortgage banking joint venture in which Countrywide holds a majority interest. For more information about the Company, visit Countrywide’s website at www.countrywide.com.
This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments; changes in general business, economic, market and political conditions in the United States and abroad from those expected; loss of investment grade rating that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in the markets in which the Company operates; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.
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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	July 31,	July 31,	July 31,
	2005	2004	2005
LOAN PRODUCTION
Number of Working Days in the Period	20	21	145
Average Daily Mortgage Loan Applications	$2,973	$2,006	$2,599
Mortgage Loan Pipeline (loans-in-process)	$77,007	$48,142
Commercial Real Estate Loan Pipeline (loans-in-process)	$521	$7

Loan Fundings:
Consumer Markets Division	$12,644	$8,841	$77,151
Wholesale Lending Division	7,058	5,376	44,028
Correspondent Lending Division	18,209	10,405	96,635

Total Mortgage Banking	37,911	24,622	217,814
Capital Markets	659	2,396	7,975
Treasury Bank (2)	5,539	2,686	30,127

Total Mortgage Loan Fundings	44,109	29,704	255,916
Commercial Real Estate Fundings	293	—	1,589

Total Loan Fundings	$44,402	$29,704	$257,505

Loan Fundings in Units:
Consumer Markets Division	69,975	63,813	461,473
Wholesale Lending Division	32,941	30,710	218,149
Correspondent Lending Division	87,669	60,992	488,993

Total Mortgage Banking	190,585	155,515	1,168,615
Capital Markets	2,446	9,949	32,753
Treasury Bank (2)	43,732	26,236	241,751

Total Mortgage Loan Fundings in Units	236,763	191,700	1,443,119
Commercial Real Estate Units	22	—	111

Total Loan Fundings in Units	236,785	191,700	1,443,230

Mortgage Loan Fundings:
Purchase (3)	$20,982	$17,541	$122,897
Non-purchase (3)	23,127	12,163	133,019

Total Mortgage Loan Fundings	$44,109	$29,704	$255,916

Mortgage Loan Fundings by Product:
Government Fundings	$995	$1,039	$5,832
ARM Fundings	$23,275	$17,021	$139,139
Home Equity Fundings	$3,641	$2,838	$23,463
Nonprime Fundings	$3,661	$3,785	$23,917

MORTGAGE LOAN SERVICING(4)
Volume	$990,624	$746,905
Units	6,957,389	5,668,620
Subservicing Volume (5)	$28,783	$16,843
Subservicing Units	261,325	172,602
Prepayments in Full	$21,860	$12,430	$123,657
Bulk Servicing Acquisitions	$6,279	$4,187	$39,780
Portfolio Delinquency (%) — CHL (6)	3.86%	3.51%
Foreclosures Pending (%) — CHL (6)	0.40%	0.37%
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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	July 31,	July 31,	July 31,
	2005	2004	2005
LOAN CLOSING SERVICES (units)
Credit Reports	856,161	630,223	5,644,264
Flood Determinations	290,446	243,241	2,025,966
Appraisals	106,283	62,732	656,694
Automated Property Valuation Services	726,083	467,030	4,167,803
Other	13,311	13,252	105,691

Total Units	1,992,284	1,416,478	12,600,418

CAPITAL MARKETS
Securities Trading Volume (7)	$295,824	$266,645	$2,011,939

BANKING
Assets Held by Treasury Bank (in billions)	$69.6	$28.6

INSURANCE
Net Premiums Earned:
Carrier	$67.1	$54.4	$395.3
Reinsurance	14.4	13.0	101.2

Total Net Premiums Earned	$81.5	$67.4	$496.5

GLOBAL OPERATIONS
Global Home Loans Subservicing Volume (in billions)	$106	$110

Period-end Rates
10-Year U.S. Treasury Yield	4.28%	4.50%
FNMA 30-Year Fixed Rate MBS Coupon	5.36%	5.48%

(1)	The above data reflect current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)	Treasury Bank funds loans for investment purposes; these loans are processed for Treasury Bank by the Company’s Mortgage Banking production divisions.

(3)	Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(4)	Includes loans held for sale, loans held for investment, and loans serviced under subservicing agreements for others.

(5)	Subservicing volume for non-Countrywide entities.

(6)	Expressed as a percentage of the total number of loans serviced, excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.

(7)	Includes trades with Mortgage Banking Segment.
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